FI  [LOGO]

                FLEXTRONICS
              INTERNATIONAL

                                                             PRESS RELEASE

     FOR IMMEDIATE RELEASE
     ===========================================================================

     Flextronics International:                      The Dii Group:
     Cheryl Scritchfield                             Sharon Sweet
     Corporate Marketing                             Investor Relations
     (408) 576-7901                                  (303) 652-2221
     cheryl.scritchfield@flextronics.com             sharon_sweet@diigroup.com

     Laurette Slawson
     Treasurer/Investor Relations
     (408) 576-7233
     laurette.slawson@flextronics.com


                   FLEXTRONICS INTERNATIONAL AND THE DII GROUP
                              SIGN MERGER AGREEMENT

                    FLEXTRONICS ANNOUNCES PLANNED STOCK SPLIT

     SAN JOSE, CA. AND NIWOT, CO. - November 22, 1999 - Flextronics International Ltd. (NASDAQ: FLEX) and The Dii Group, Inc. (NASDAQ: DIIG) today jointly announced the signing of a definitive merger agreement for a tax-free, stock-for-stock merger. Flextronics and The Dii Group are both leading providers of electronics manufacturing and design services, each operating through a global operations network in the Americas, Asia/Pacific and Europe. The combination enables Flextronics to expand its printed circuit board operations and design services, while providing additional geographic locations and customer relationships. For The Dii Group this merger enables its stockholders to participate in the expanded growth that top tier electronics manufacturing service providers are experiencing. Based on Flextronics' closing price of $81.25 on November 19, 1999, the transaction is valued at approximately $65.41 per share of Dii common stock, or more than $2.4 billion in the aggregate. As a result, this transaction is the largest combination in the electronics manufacturing services industry. In addition, on November 20, 1999, the Board of Directors of Flextronics approved a two-for-one stock split, which will be completed prior to the closing of the merger.

     Under the agreement, Dii shareholders will receive 0.805 Flextronics ordinary shares for each share of The Dii Group (1.61 Flextronics ordinary shares after giving effect to Flextronics' planned two-for-one stock split), resulting in current Dii shareholders owning approximately 34% of the combined company. The merger is intended to be accounted for as a pooling of interests, and is subject to approval by shareholders of both companies, regulatory approvals and other customary conditions. Executives and directors of both companies have agreed to vote their shares in favor of the proposed transaction. The companies anticipate that the transaction will be completed in early April 2000.

     The combined company will operate under the Flextronics International name. The companies on a combined basis, had sales for the last twelve months of over $3.8 billion.

                                     -more-


         2090 Fortune Drive - San Jose, CA. 95131 - Phone: 408.576-7000
                              - Fax: 408.576.7454

     The combined company is the fourth largest provider of electronics manufacturing services, with strengths in telecommunications, consumer electronics, PCB fabrication, and design services. The Dii Group will bring to the combined company manufacturing services from 22 strategic locations in China, Southeast Asia, North and South America and Europe. As a result of the transaction, Flextronics will add over 12,000 employees and over 2.9 million square feet of manufacturing and design facilities. Flextronics will gain a manufacturing presence in Ireland, Germany and the Czech Republic, and will expand its PCB assembly capacity in China, Malaysia, Mexico, Austria, and the United States. Dii's facilities also include significant advanced PCB manufacturing capabilities in California, Minnesota, Texas, Germany, China and Brazil. In addition, Flextronics will gain design and semiconductor centers in California, Arizona, India and Israel.

     Michael E. Marks, Chairman and Chief Executive Officer of Flextronics stated, "The trend in outsourcing has been growing at an astounding rate. As a global, world-class EMS provider, you must have the speed and flexibility to offer a comprehensive set of custom design and manufacturing services. Our strategic merger with the Dii Group will expand and strengthen our ability to provide an extensive global network of facilities and capabilities to meet our OEM customers growing needs. Dii's strong management team and business philosophy truly complements our core business strategies and will significantly contribute to the expansion of our position in the industry."

     Ronald R. Budacz, Chairman and Chief Executive Officer of The Dii Group stated "We have made great strides in achieving our business initiatives. The Dii Group has a history of operational excellence, strong organic growth and a cautious yet aggressive acquisition strategy. This merger is a good strategic fit for both organizations since it allows us to offer our customers a more comprehensive network of services and capabilities. It also brings together an impressive management team that is capable of driving growth and manufacturing excellence."

     SalomonSmithBarney and Broadview International LLC acted as financial advisors and provided fairness opinions to The Dii Group. Fenwick & West LLP is counsel to Flextronics International Ltd. and Curtis, Mallet-Prevost, Colt & Mosle LLP is counsel to The Dii Group.

     About Flextronics

     Flextronics (NASDAQ: FLEX) is a global full-service supplier of a full spectrum of value-added Electronic Manufacturing Services. Its global original equipment manufacturer (OEM) customers include leaders in fast-growth communications, computers, medical and consumer markets where innovation, time-to-market, product miniaturization and cost reduction are paramount. For more information, please visit the Flextronics Web site at www.flextronics.com.

     About The Dii Group

     The Dii Group (NASDAQ: DIIG) is a leading value-added electronics design and manufacturing service provider, which operates through a global network of companies in South America, North America, Europe and Asia. The Dii Group serves the electronics industry through its four core competencies: semiconductors; printed circuit boards; circuit board and finished product assembly and distribution; and process control technologies. Its Web site can be reached by accessing "www.diigroup.com" to view recent press releases, company information, and financial data relating to The Dii Group.

                                     -more-

         2090 Fortune Drive - San Jose, CA. 95131 - Phone: 408.576-7000
                              - Fax: 408.576.7454

     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of significant risks and uncertainties that may cause results to vary from expectations. In particular, while the companies have executed a definitive merger agreement, there is no assurance that the transaction will receive shareholder and regulatory approval and be completed. Additional risks include unexpected costs in connection with the combination, including diversion of management time; risks relating to integrating Flextronics and The Dii Group; risks involved in retaining and motivating key personnel; and difficulties in obtaining any of the expected benefits of the combination. Other risks and uncertainties relating to the ongoing operations of the Flextronics are described in Flextronics' most recent annual report on Form 10-K for the fiscal year ended March 31, 1999 and quarterly report on Form 10-Q for the quarter ended September 25, 1999 filed with the Securities and Exchange Commission (SEC); and risks and uncertainties relating to the ongoing operations of The Dii Group are described in The Dii Group's most recent annual report on Form 10-K for the fiscal year ended January 3, 1999 and quarterly report on Form 10-Q for the quarter ended October 3, 1999 filed with the SEC.


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         2090 Fortune Drive - San Jose, CA. 95131 - Phone: 408.576-7000
                              - Fax: 408.576.7454